UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

May 21, 2013

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ASTRO-MED, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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COMMISSION FILE NUMBER   0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 21, 2013, Astro-Med, Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Meeting”) in West Warwick, Rhode Island.  Of the 7,390,906 shares of the Registrant’s common stock outstanding as of the record date, 6,735,947 shares were present or represented by proxy at the Meeting.  At the Meeting, the shareholders voted to (i) elect five directors to serve until the next annual meeting or until their respective successors are elected and qualified, (ii) approve an advisory (non-binding) proposal on the Company’s executive compensation, (iii) approve an advisory (non-binding) proposal on the frequency of the vote regarding the Registrant’s executive compensation, and (iv) ratify the appointment of Ernst & Young LLP as independent auditors for the Company.  The voting results from the Meeting were as follows:

1. Election of Directors
	For	Withhold
Everett V. Pizzuti	3,125,260	1,801,038
Graeme MacLetchie	3,032,788	1,893,510
Mitchell I. Quain	3,054,615	1,871,683
Harold Schofield	3,059,977	1,866,321
Hermann Viets	3,125,160	1,801,138

	For	Against	Abstain	Broker Non-Vote
2. To consider and approve an advisory (non-binding) proposal on the Registrant’s executive compensation	4,247,022	656,165	23,111	1,809,649

	Three Years	Two Years	One Year	Abstain

3. To consider and approve an advisory (non-binding) proposal on the frequency of submission of the vote regarding the Registrant’s executive compensation	1,157,863	612,827	3,123,282	32,326

	For	Against	Abstain

4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Registrant	6,671,861	61,164	2,922

As indicated above, a majority of votes cast on the proposal regarding the frequency of submission of the vote regarding the Registrant’s executive compensation were cast in favor of holding future advisory votes on executive compensation every year. After considering the preferences expressed at the Meeting, the Registrant’s Board of Directors determined to hold future non-binding, advisory votes on executive compensation every year, so that the next such vote will be held at its 2014 Annual Meeting of Shareholders. Under section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, the Company will hold another vote on the frequency of the vote regarding the Registrant’s executive compensation no later than its 2019 Annual Meeting of Shareholders.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibit

Exhibit no.    Exhibit

None.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

ASTRO-MED, INC.

Date: May 22, 2013	By:	/s/ Joseph P. O'Connell
Joseph P. O'Connell
Senior Vice President, Treasurer and Chief Financial Officer